UNITED STATES
SECURITIES AND EXCHANGE COMMISION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 05, 2004

SKYBRIDGE WIRELESS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-26755	88-0391722
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6565 Spencer Street, #205
Las Vegas, NV 89119
(Address of principal executive offices)

702-897-8704
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2004, SkyBridge Wireless, Inc. (the “Company”) entered into a Private Equity Credit Agreement with Globalvest Partners, LLC, a New York limited liability company, whereby Globalvest Partners has agreed to purchase up to $4.5 million of common stock over a 36-month period. Specifically, after the Securities and Exchange Commission has declared effective a registration statement, the Company has the right to sell to Globalvest Partners up to $4.5 million of its common stock at a purchase price equal to 91% of the market price of the average of the 3 lowest closing bid prices of the common stock during the 10 day trading period following notice from the Company. The maximum amount that the Company can sell to Globalvest in any single transaction is equal, at the election of the Company, to the lesser of (a) 250% of the daily weighted average volume of the shares of common stock of the Company for the 20 trading days immediately preceding the date of our notice or (b) $500,000. Each put notice submitted by the Company must be for at least $25,000 of shares. The Company has the right to control the timing and the amount of stock sold to Globalvest.

For all the terms and conditions of the Private Equity Credit Agreement and Registration Rights Agreement, reference is hereby made to such agreements annexed hereto as Exhibit 10.1 and 10.2. All statements made herein concerning the foregoing agreements are qualified by reference to Exhibits 10.1 and 10.2.

The Company’s press release with respect to the Private Equity Credit Agreement with Globalvest Partners, LLC is attached as Exhibit 99.1 to this report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Since July 2004 the Company has issued an aggregate of $410,000 in convertible debentures to accredited investors. Interest on the debentures is payable quarterly at an annual rate of 8%; the debentures mature in 5 years unless converted into shares of common stock of the Company. The debentures are immediately due and payable if an interest payment is not made when due, the shares to be issued upon due conversion are not issued, bankruptcy or judgments in excess of $500,000 is entered or the Company stock is no longer listed for a period of 10 business days. For all the terms and conditions of said debentures, reference is hereby made to the Securities Purchase Agreement and Convertible Debenture annexed hereto as Exhibit 10.3

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of businesses acquired. N/A

(b) Pro forma financial information. N/A

(c) Exhibits.

Exhibit Number	Description
10.1	Private Equity Credit Agreement dated as of September 30, 2004, by and between Globalvest Partners, LLC and SkyBridge Wireless, LLC

10.2	Registration Rights Agreement dated as of September 30, 2004, by and between Globalvest Partners, LLC and SkyBridge Wireless, LLC

10.3	Form of Securities Purchase Agreement and Convertible Debenture

99.1	Press Release dated October 5, 2004

      SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2004	SkyBridge Wireless, Inc. (Registrant) BY: /s/ James Wheeler —————————————— James Wheeler Chief Executive Officer